EXHIBIT 23.1
   Consent of Ernst & Young LLP

   We consent to the incorporation by reference in the Registration Statements of Spyglass, Inc. on Form S-3 (File Nos. 333-06943, 333-08255, 333-08253 and 333-14643) and on Form S-8 (File Nos. 33-95164,
   33-95160, 33-95162, 33-95158, 333-2312,  333-04357 and 333-40831)  of
   Spyglass, Inc. of our reports dated October 19, 1998, with respect to the consolidated financial statements and schedule of Spyglass, Inc. included and incorporated by reference in the Annual Report (Form 10-
   K) for the year ended September 30, 1998.

   /s/ Ernst & Young LLP

   Ernst & Young LLP
   Chicago, Illinois
   December 18, 1998